As filed with the Securities and Exchange Commission on April 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0595345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(858) 900-2660

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Joseph E. Payne

Arcturus Therapeutics Holdings Inc.

10628 Science Center Drive, Suite 250

San Diego, California 92121

(858) 900-2660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey A. Baumel, Esq.

Greg Carney, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Telephone: (212) 768-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-232281

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	—
Preferred Stock	—
Debt Securities	—
Warrants	—
Units	—
Total(2):	$4,000,000.00	$519.20(3)

(1)	The Registrant previously registered securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, with an aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-232281) filed by the Registrant on June 21, 2019, as amended on June 26, 2019 and declared effective by the Securities and Exchange Commission on July 29, 2019 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, warrants, debt securities and units comprised of same having a proposed maximum aggregate offering price of $4,000,000.00 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statements. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and units.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $4,000,000.00 of securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, of Arcturus Therapeutics Holdings Inc., a Delaware corporation, pursuant to Rule 462(b)  under the Securities Act of 1933, as amended and General Instruction IV of Form S-3 (the “Prior Registration Statement”). This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-232281), which was declared effective by the Commission on July 29, 2019, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $4,000,000.00.

The required opinion and consent is listed on an Exhibit Index attached hereto and filed herewith.

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on April 16, 2020); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Number	Exhibit Title
5.1	Opinion of Dentons US LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney.

*Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California on the 16th day of April, 2020.

ARCTURUS THERAPEUTICS HOLDINGS INC.

By:	/s/ Joseph E. Payne
Joseph E. Payne Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph E. Payne Joseph E. Payne	President and Chief Executive Officer (principal executive officer)	April 16, 2020

/s/ Padmanabh Chivukula* Dr. Padmanabh Chivukula	Chief Scientific Officer, Chief Operating Officer and Secretary	April 16, 2020

/s/Peter Farrell* Peter Farrell	Chairman of the Board	April 16, 2020

/s/ Andrew Sassine* Andrew Sassine	Chief Financial Officer (principal financial officer)	April 16, 2020

/s/ Magda Marquet* Magda Marquet	Director	April 16, 2020

/s/ James Barlow* James Barlow	Director	April 16, 2020

	Director	April 16, 2020
Edward Holmes

/s/ Karah Parschauer* Karah Parschauer	Director	April 16, 2020

/s/ Keith Kummerfeld* /s/ Keith Kummerfeld*	Vice President of Finance and Corporate Controller (principal accounting officer)	April 16, 2020

*By:	/s/ Joseph E. Payne	Attorney-in-Fact	April 16, 2020